UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2007

BAYWOOD INTERNATIONAL, INC.
(Exact Name or Registrant as Specified in Its Charter)

Nevada	000-22024	77-0125664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14950 North 83rd Place, Suite 1, Scottsdale, Arizona 85260
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (480) 951-3956

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

Effective October 12, 2007, Baywood International, Inc. (the “Company”), dismissed its principal independent accountant Epstein, Weber & Conover, P.L.C. (“EWC”).  The Company’s Audit Committee of the Board of Directors approved the decision to dismiss EWC.

The reports of EWC on the Company’s financial statements for the fiscal years ended December 31, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles.  In connection with the audits of the Company’s financial statements for the fiscal years ended December 31, 2006 and 2005, and in the subsequent interim periods through June 30, 2007, there were no disagreements with EWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of EWC, would have caused EWC to make reference to the matter in its report.

Effective October 9, 2007, the Company engaged Malone & Bailey, PC (“Malone & Bailey”) to act as the Company’s principal independent accountant.  The Audit Committee of the Board of Directors of the Company approved the decision to engage Malone & Bailey.

During the fiscal years ended December 31, 2006 and 2005 and during all subsequent interim periods through June 30, 2007, the Company did not consult Malone & Bailey regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements or any matter that was the subject of a disagreement with its former accountants, EWC.

EWC was provided a copy of the foregoing disclosures and was requested to furnish a letter addressed to the United States Securities and Exchange Commission stating whether or not it agrees with the above disclosures.  A copy of the letter furnished pursuant to that request is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a)           Exhibits.

Exhibit No.	Description
16.1	Letter from Epstein, Weber & Conover, P.L.C. to the United States Securities and Exchange Commission, dated October 12, 2007 (filed herewith).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAYWOOD INTERNATIONAL, INC.

Dated: October 16, 2007	/s/ Neil Reithinger
Neil Reithinger
President and Chief Executive Officer

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